Exhibit 99.1

Organicell Provides Update on its COVID-19 Clinical Trial Using ZofinTM

•	Anticipates Phase I/II trial completion by end of year
•	Anticipates Phase IIb trial to begin in Q1 2021
•	Seeks to retain a global contract research organization (“CRO”)

Miami, FL (November 12, 2020) - Organicell Regenerative Medicine, Inc. (OTCBB: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, today provided an update on its Phase I/II clinical trial for treatment of COVID-19 using Organicell’s proprietary therapeutic, Zofin™, which is currently underway as well as an update on its expanded access protocol for outpatients with COVID-19.

The Company’s current Phase I/II clinical trial which commenced on September 8, 2020, is a randomized, double-blinded, placebo-controlled phase I/II trial designed to investigate its proprietary therapeutic, Zofin™, as a potential treatment for moderate to severe acute respiratory syndrome (SARS) related to COVID-19. To date, several patients have been enrolled, dosed and treated at Larkin Hospital in Miami, Florida. Organicell expects to finish enrollment and complete the trial by December 31, 2020. It is the Company’s intention, subject to favorable results, careful data analysis, discussion with and approvals from the FDA, to begin a Phase IIb confirmatory trial as early as the first quarter of 2021.

In September 2020, Organicell announced that the FDA granted it an expanded access protocol. This protocol allows Organicell to provide Zofin™ to a certain amount of mild to moderate COVID-19 patients in both outpatient and inpatient settings.

In connection with its planned Phase IIb confirmatory trial, the Company is negotiating an agreement with a nationally known CRO to support the needed services related to running its clinical trials. The Company expects this agreement to be finalized in the coming days.

“We’re very pleased in the progress we are making in our clinical trials,” said Albert Mitrani, Chief Executive Officer of Organicell. “Our planned CRO partnership is intended to support our efforts to efficiently and expeditiously conduct our clinical trial programs which, if successful, may ultimately afford a potentially effective treatment for patients suffering from the effects of COVID-19.”

About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of nanoparticles to develop innovative biological therapeutics for the treatment of degenerative diseases. The company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring microRNAs, without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Maria Ines Mitrani, Chief Science Officer. To learn more, please visit https://organicell.com/.

About ZofinTM:

Zofin is an acellular biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, and chemokines as well as other extracellular vesicles/nanoparticles derived from perinatal tissues. Zofin is currently being tested in a phase I/II randomized, double blinded, placebo trial to evaluate the safety and potential efficacy of intravenous infusion of Zofin for the treatment of moderate to SARS related to COVID-19 infection vs placebo.

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Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Jeffrey Freedman

RooneyPartners

646-432-0191

jfreedman@rooneyco.com

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